UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

CareTrust REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300, San Clemente, CA		95673
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 542-3130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders (the “Annual Meeting”) of CareTrust REIT, Inc. (the “Company”) was held on April 26, 2017.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the two nominees identified in the table below to the Board of Directors of the Company to serve as Class III directors until the Company’s 2020 annual meeting of stockholders and until their respective successors are elected and qualified, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, (iii) approved, on an advisory basis, a one-year frequency for future advisory votes on named executive officer compensation, and (iv) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Withheld	Broker Non- Votes
Gregory K. Stapley	42,540,456	10,478,226	9,747,263
Spencer G. Plumb	41,639,353	11,379,329	9,747,263

Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
52,453,285	266,149	299,248	9,747,263

Advisory Approval of the Frequency of Future Advisory Votes on Named Executive Officer Compensation

1 Year	2 Years	3 Years	Abstain
42,395,437	49,151	10,296,311	277,783

Auditor Ratification

For	Against	Abstain
62,518,473	29,705	217,767

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARETRUST REIT, INC.

/s/ William M. Wagner
Name:	William M. Wagner
Title:	Chief Financial Officer and Treasurer

Dated: April 27, 2017